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EXHIBIT 1.1     PROPOSED FROM OF UNDERWRITING AGREEMENT

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           FARMER MAC MORTGAGE SECURITIES CORPORATION

       GUARANTEED AGRICULTURAL MORTGAGE-BACKED SECURITIES
                      (Issuable in Series)

                         GUARANTEED BY
           FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                     UNDERWRITING AGREEMENT


[Name of Underwriter]                                      [Date]



Ladies and Gentlemen:

          Farmer Mac Mortgage Securities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), may offer for sale to you (the "Underwriter") from time to time its Guaranteed Agricultural Mortgage-Backed Securities ("AMBS") evidencing interests in pools of agricultural real estate mortgage loans (the "Qualified Loans") and previously issued AMBS (the "Certificates"). The Certificates may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Series of the Certificates will be issued pursuant to a Trust Agreement dated June 1, 1996 (the "Trust Agreement") as supplemented by an Issue Supplement (each, an "Issue Supplement" and together with the Trust Agreement, the "Agreement") to be dated as of the respective cut-off date (each, a "Cut-off Date") between the Company, as depositor, the Federal Agricultural Mortgage Corporation ("Farmer Mac"), as guarantor, and First Trust National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

          The Certificates issued under the Agreement will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") established by such Agreement. If so specified in the related Terms Agreement, one or more elections may be made to treat the assets of each Trust Fund as a real estate mortgage investment conduit (each, a "REMIC") for federal income tax purposes.

     The Certificates will have the benefit of the guarantee of Farmer Mac (the "Farmer Mac Guarantee"). The Farmer Mac
Guarantee will guarantee the timely payment of required distributions of interest and principal on the Certificates as described in the related Issue Supplement.

          Whenever the Company determines to make an offering of Certificates (each, a "Certificate Offering") pursuant to this Agreement through you, it will enter into an agreement with you (the "Terms Agreement") providing for the sale of specified Classes of Offered Certificates (as defined below) to, and the purchase and public offering thereof by, you. Each such Certificate Offering which the Company elects to make pursuant to this Agreement shall be governed by this Underwriting Agreement, as supplemented by the related Terms Agreement. Each Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other things, the Classes of Certificates to be purchased by the Underwriter (the "Offered Certificates"), the principal balance or balances of the Offered Certificates, each subject to any stated variance, and the price or prices at which such Offered Certificates are to be purchased by the Underwriter from the Company.

          1. Representations and Warranties. (a) The Company represents and warrants to and agrees with the Underwriter, as of the date of the related Terms Agreement, that:

                              (i)  The registration statement
          specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of guaranteed agricultural mortgage-backed securities issuable in series, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, is hereinafter called the "Registration Statement", and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Offered Certificates of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such prospectus supplement (other than any such incorporated documents that relate to Collateral Term Sheets (as defined herein))(such prospectus supplement, including such incorporated documents (other than those that relate to Collateral Term Sheets), in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

                             (ii) The related Registration
          Statement, at the time it became effective, and the Prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing Date (as defined in Section 3 below), the related Registration Statement and the related Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any Form 8-K referred to in such Prospectus, on each Closing Date and the date of any filing thereof under cover of Form 8-K, will not include any untrue statement of a material fact or omit to state any information which such Prospectus states will be included therein; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof or (B) any Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

                           (iii)     On the Closing Date, the
          Certificates of the related Series will have been duly and validly authorized, and when executed and authenticated in accordance with the terms of the Agreement and sold to the Underwriter as provided herein, will be validly issued and entitled to the benefits of the Agreement.

                          (iv)     On the Closing Date, the
          Farmer Mac Guarantee will be in full force and effect and constitute a valid and binding agreement of Farmer
          Mac enforceable in accordance with its terms.

          2. Purchase and Sale. Subject to the execution of the Terms Agreement for a particular Certificate Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement and such Terms Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, all, but not less than all, of the related Offered Certificates at the purchase price therefor set forth in such Terms Agreement (the "Purchase Price").

          The parties hereto agree that settlement for all securities sold pursuant to this Underwriting Agreement and the applicable Terms Agreement shall take place on the settlement date agreed upon at the time of the related transaction and set forth as the "Closing Date" in such Terms Agreement and not as set forth in Rule 15c6-1(a) of the Exchange Act.

          3. Delivery and Payment. Delivery of and payment for the Offered Certificates of a Series shall be made at the offices of the Company, Washington, D.C., at 10:00 A.M., New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Certificates shall be made to the Underwriter against payment by the Underwriter of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to such Closing Date. Unless delivery is made through the facilities of the U.S. Federal Reserve Banks, the Offered Certificates shall be in certificated form and registered in such names and in such authorized denominations as the Underwriter may request not less than two full business days in advance of each Closing Date.

          4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Certificates of the related Series for sale to the public as set forth in the related Prospectus.

          5. Agreements. The Company and Farmer Mac jointly and severally agree with the Underwriter that:

               (a) The Company will cause the Prospectus as supplemented by a Prospectus Supplement relating to the Offered Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriter when such Prospectus as so supplemented has been so filed, and prior to the termination of the Certificate Offering to which such Prospectus relates also will promptly advise the Underwriter
     (i) when any amendment to the related Registration Statement specifically relating to such Offered Certificates shall have become effective or any further supplement to such Prospectus has been filed, (ii) of any request by the Commission for any amendment of such Registration Statement or Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment of the related Registration Statement or supplement to the related Prospectus (other than any amendment or supplement specifically relating to one or more Series of guaranteed agricultural mortgage-backed securities other than the Series that includes the related Offered Certificates) unless the Company has furnished the Underwriter with a copy for its review prior to filing. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in
     Section 8 below) with respect to the Offered Certificates of a Series that are delivered by the Underwriter to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (each such filing of such materials, a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. and (ii) the date on which this Agreement is executed and delivered. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to the Offered Certificates of a Series that is delivered by the Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement the Underwriter has delivered to any prospective investor a Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriter and the Company, a material change in the characteristics of the Qualified Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by the Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. In each case, the Company will promptly advise the Underwriter when
     such Current Report has been so filed.   Each such Current
     Report shall be incorporated by reference in the related Prospectus and the related Registration Statement. Notwithstanding the five preceding sentences, the Company shall have no obligation to file any materials provided by the Underwriter pursuant to Sections 8 and 9 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriter, are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or which contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Company pursuant to Section 8 or Section 9 hereof.

               (c) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, any event occurs as a result of which the related Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the related Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriter pursuant to
     Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 9(d) hereof which the Company determines to file in accordance therewith.

               (d) Whether or not the transactions contemplated hereby and by the related Terms Agreement shall be consummated, the Company shall be responsible for the payment of any costs and expenses for which details are submitted, in connection with the performance of its obligations under this Underwriting Agreement and the related Terms Agreement. The Underwriter will pay all its own costs and expenses, including the fees of Stroock & Stroock & Lavan, counsel for the Underwriter, transfer taxes on resale of any Offered Certificates by it, advertising expenses connected with any offers that it may make, the fees of KPMG Peat Marwick LLP with respect to any letter furnished pursuant to Section 6(c) of this Agreement to the extent such letter or letters do not relate to collateral information on the related Qualified Loans for the related Certificate Offering and all expenses (e.g., shipping, postage and courier costs) associated with the delivery of the related Prospectus to prospective investors and investors, other than the costs of delivery to the Underwriter's facilities.

          6. Conditions to the Obligations of the Underwriter. The obligation of the Underwriter to purchase the Offered Certificates of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company or Farmer Mac contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company or Farmer Mac made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company or Farmer Mac of each of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Certificate Offering:

               (a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b)  Michael T. Bennett, General Counsel of the
     Company and Farmer Mac, shall have furnished to the Underwriter an opinion, dated the related Closing Date, to the effect as set forth in Exhibit B hereto.

               (c) KPMG Peat Marwick LLP shall have furnished to the Underwriter one or more letters, in form and substance satisfactory to the Underwriter.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Certificates of a Series when and as provided in this Underwriting Agreement and the related Terms Agreement, this Agreement (with respect to such Offered Certificates) and such Terms Agreement and all obligations of the Underwriter hereunder (with respect to such Offered Certificates) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telecopy confirmed in writing.

          7. Indemnification and Contribution. (a) The Company and Farmer Mac agree, jointly and severally, to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Offered Certificates of the applicable Series as it became effective or in any amendment or supplement thereof, or in such Registration Statement or the related Prospectus, or in any amendment thereof, or in the Form 8-K referred to in such Prospectus or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets (in each case, as defined herein) in respect of which the Company and Farmer Mac agree to indemnify the Underwriter, as set forth below, when such are read in conjunction with the related Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and Farmer Mac will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of the Underwriter specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to the Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Corrected
Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of a supplement to such Prospectus at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriter prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or ABS Term Sheets that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Certificates to such person, the Company notified the Underwriter in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error
(in any such case, a "Corrected Mortgage Pool Error"), and the Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Company or Farmer Mac may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company and Farmer Mac, each of its directors, each of its officers who signs the Registration Statement relating to the Offered Certificates of the applicable Series, and each person who controls the Company or Farmer Mac within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company and Farmer Mac to the Underwriter, but only with reference to (A) written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by the Underwriter pursuant to Section 8 or Section 9 and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth [TO COME] constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the related Prospectus (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by the Underwriter), and the Underwriter confirms that such statements are correct.

          (c) Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph
(a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d)  If the indemnification provided for in paragraph
(a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, Farmer Mac or the Underwriter, on grounds of policy or otherwise, or if the indemnified party failed to give notice under paragraph (c) of this Section 7 in respect of a claim otherwise subject to indemnification in accordance with paragraph
(a) or (b) of this Section 7, the Company, Farmer Mac and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which the Company, Farmer Mac and the Underwriter may be subject, as follows:

          (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof), in such proportion so that the Underwriter is responsible for that portion represented by the difference between the proceeds to the Company and Farmer Mac in respect of the Offered Certificates appearing on the cover page of the Prospectus Supplement for the related Series and the total proceeds received by the Underwriter from the sale of such Offered Certificates (the "Underwriting Discount"), and the Company is responsible for the balance; and

         (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed to prospective investors on which the Computational Materials are based, in such proportion as is appropriate to reflect the relative fault of the Company and Farmer Mac on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials or ABS Term Sheets (or any amendments or supplements thereof or such written or electronic materials) results from information prepared by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or Farmer Mac shall have the same rights to contribution as the Company and Farmer Mac, subject in each case to the immediately preceding sentence of this paragraph (d).

          8. Computational Materials and Structural Term Sheets. (a) Not later than 10:30 a.m., New York time, on the business day before the date on which the Current Report relating to the Offered Certificates of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, the Underwriter shall deliver to the Company one complete copy of all materials provided by the Underwriter to prospective investors in such Offered Certificates that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets").

          (b) The Underwriter represents and warrants to and agrees with the Company, as of the date of the related Terms
Agreement and as of the Closing Date, that:

                    (i) the Computational Materials furnished to the Company pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Offered Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

                   (ii) the Structural Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter; and

                  (iii)  on the date any such Computational
          Materials or Structural Term Sheets with respect to such Offered Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) The Underwriter acknowledges and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Certificates have been prepared and disseminated by the Underwriter and not by or on behalf of the Company, and that such materials included and shall include a disclaimer in form satisfactory to the Company to the effect that such materials have been prepared and disseminated by the Underwriter, and that the content and accuracy of such materials have not been reviewed by the Company.

          (e) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by the Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, the Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that
(i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (e) or (ii) such filing is not required under the Act.

          9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in any Offered Certificates, the Underwriter shall, in order to facilitate the timely filing of such material with the Commission, notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in such Offered Certificates, the Underwriter shall deliver to the Company five complete copies of all materials provided by the Underwriter to prospective investors in the Offered Certificates that constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph
(a) shall be effected by delivering one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

          (b) The Underwriter represents and warrants to and agrees with the Company as of the date of the related Terms
Agreement and as of the Closing Date, that:

                    (i)  The Collateral Term Sheets furnished to
     the Company pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter; and

                   (ii)  On the date any such Collateral Term
     Sheets with respect to such Offered Certificates were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) The Underwriter acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof will have been prepared and disseminated by the Underwriter and not by or on behalf of the Company, and that such materials shall include a disclaimer in form satisfactory to the Company to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such Series of Offered Certificates and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement and in the Form 8-K relating to such Prospectus Supplement to be filed. The Underwriter agrees that it will not represent to prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company or Farmer Mac.

          (d) If, at any time when a prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, the Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

          10. Termination. This Agreement (with respect to a particular Certificate Offering) and the related Terms Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the related Offered Certificates, if prior to the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market such Offered Certificates.

          11. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company and Farmer Mac or its respective officers and of the Underwriter set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or Farmer Mac or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

          12. Successors. This Agreement and the related Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in
Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Certificate from the Underwriter shall be deemed a successor or assign by reason of such purchase.

          13.  APPLICABLE LAW.  THIS AGREEMENT AND THE RELATED
TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS
MADE AND TO BE PERFORMED THEREIN.

          14. Miscellaneous. This Agreement, as supplemented by the related Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

          15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be delivered to it at the address first above written; or if sent to the Company or Farmer Mac, will be delivered to 919 18th Street, N.W. Washington, D.C. 20006,
Attention: General Counsel.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Farmer Mac and the Underwriter.

                              Very truly yours,

                              FARMER MAC MORTGAGE SECURITIES
                              CORPORATION



                              By:____________________________________
                                 Name:
                                 Title:


                              FEDERAL AGRICULTURAL MORTGAGE
                              CORPORATION



                              By:___________________________________
                                 Name:
                                 Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[UNDERWRITER]



By:_____________________________
   Name:
   Title:

                                                        EXHIBIT A

           FARMER MAC MORTGAGE SECURITIES CORPORATION
       Guaranteed Agricultural Mortgage-Backed Securities
                        Series 1996-

  Guaranteed by the Federal Agricultural Mortgage Corporation

                        TERMS AGREEMENT
                  (to Underwriting Agreement,
                      dated _____________,____
       among the Company, Farmer Mac and the Underwriter)


Farmer Mac Mortgage Securities Corporation             [Date]
919 18th Street, N.W.
Washington D.C. 20006

Federal Agricultural Mortgage Corporation
919 18th Street, N.W.
Washington D.C. 20006

          [Name of Underwriter] (the "Underwriter") agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "Underwriting Agreement"), to
purchase the Classes of Series         Certificates specified in
Section 1(a) hereof (the "Offered Certificates"). This Terms Agreement supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered
Certificates described below.  The Series       Certificates are
registered with the Securities and Exchange Commission by means
of an effective Registration Statement (No. 33-     ).
Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

          Section 1. The Certificates: The Offered Certificates shall be issued as follows:

          (a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a):


                Principal       Interest       Class Purchase
Class            Balance          Rate        Price Percentage


          (b) The Offered Certificates shall have such other characteristics as described in the related Prospectus.

          Section 2. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (determined as set forth in
Section 1(a) above) of the initial Class Certificate Principal Balance thereof plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not
including,           ,      ("the Closing Date").

          Section 3. Tax Treatment: [One or more elections will be made to treat the assets of the Trust Fund as a REMIC.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Underwriter, the Company and Farmer Mac.

                              Very truly yours,

                              [UNDERWRITER]



                              By:_____________________________________
                                 Name:
                                 Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION



By:  _____________________________________
Name:
Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION



By:  _________________________________
Name:
     Title:

                                                        EXHIBIT B



                    [Farmer Mac Letterhead]





                             [Date]

[Underwriter]



               Re:  Farmer Mac Guaranteed Agricultural
                    Mortgage-Backed Securities
                    Series


Ladies and Gentlemen:

     I am the Vice President and General Counsel of the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), and in such capacity have acted as counsel to Farmer Mac and Farmer Mac Mortgage Securities Corporation (the "Company") in connection
with the issuance and sale of $[            ] aggregate principal
amount of Guaranteed Agricultural Mortgage-Backed Securities, Series 1996-[ ], (the "Certificates"), to you (the "Underwriter") pursuant to the Underwriting Agreement dated June [ ], 1996 (the "Underwriting Agreement"), as supplemented by the Terms Agreement dated June [ ], 1996 (the "Terms Agreement"), each by and among the Company, Farmer Mac and the Underwriter.

     The Certificates have been issued pursuant to a Trust Agreement dated as of June 1, 1996 (the "Trust Agreement"), as supplemented by an Issue Supplement dated June [ ], 1996 (the "Issue Supplement" and together with the Trust Agreement, the "Agreement"), by and among the Company, as depositor, Farmer Mac, as guarantor, and First Trust National Association, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

     In arriving at the opinions expressed below, I have made such legal and factual examinations and inquiries, and have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such other certificate, corporate records, agreements and other instruments and documents, as I have deemed advisable or necessary for the purpose of rendering this opinion.

     Based upon the foregoing and my consideration of such other matters of fact and questions of law as I have deemed relevant in the circumstances, I am of the opinion that:

               (i) Farmer Mac has been duly incorporated and is validly existing as a federally chartered instrumentality of the United States, pursuant to Title VIII of the Farmer
       Credit Act of 1971, as amended (the "Act"), and has statutory authority under the Act to enter into and perform its obligations under the Agreement, the Underwriting Agreement and Terms Agreement and to consummate the transactions contemplated thereby.

                (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under the Agreement, the Underwriting Agreement and Terms Agreement and to consummate the transactions contemplated thereby.

               (iii)     When duly issued and outstanding, the
       Certificates will be entitled to the benefits of the Agreement and the Farmer Mac Guarantee to the extent described in the Issue Supplement.

       In rendering the opinions set forth above, I do not express any independent opinion concerning law other than the Delaware General Corporation Law, the laws of the District of Columbia and the federal law of the United States of America.

       This opinion is delivered to you pursuant to the Underwriting Agreement and in connection with the transactions contemplated thereby and may not be relied upon by you or any other person in any other context without my prior written consent. This opinion is given as of the date hereof and I assume no obligation to advise you of changes that may thereafter be brought to my attention.

                              Very truly yours,